UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 21, 2018, a securities class action complaint captioned Edgardo Guerrini v. Restoration Robotics, Inc., et al., Case No. 5:18-CV-03712, was filed in the United States District Court for the Northern District of California against Restoration Robotics, Inc. (the “Company”), certain of its current and former executive officers and directors, certain investors in the Company prior to its initial public offering and certain underwriters in the Company’s initial public offering. The complaint alleges violations of Sections 11 and 15 of the Securities Act of 1933 due to allegedly false and misleading statements in connection with the Company’s initial public offering. The Company believes that the lawsuit is without merit and intends to vigorously defend itself.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION ROBOTICS, INC.

Date: June 27, 2018	By:	/s/ Ryan Rhodes
Ryan Rhodes
President, Chief Executive Officer